Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT, dated as of January 12, 2010 (this “Agreement”), by and between Luna Innovations Incorporated, a Delaware corporation with headquarters located at One Riverside Circle, Suite 400, Roanoke, VA 24016 (the “Company”), and Carilion Clinic, a Virginia non-profit, non-stock corporation (the “Investor”).

RECITALS

A. The Company and the Investor are executing and delivering this Agreement in reliance upon exemptions from registration afforded by (i) Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and (ii) Section 3(a)(9) of the Securities Act.

B. The Company has authorized a new series of convertible preferred shares of the Company designated as Series A Convertible Preferred Stock, par value $0.001 per share, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible under certain conditions, into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations. The shares of Common Stock issued upon conversion of the Preferred Shares are referred to herein, collectively, as the “Conversion Shares.”

C. The Investor wishes to exchange (the “Exchange”), upon the terms and conditions stated in this Agreement, all of the outstanding Convertible Promissory Notes (the “Notes”) issued pursuant to the Class C Common Stock and Note Purchase Agreement dated December 30, 2005 between the Company and Investor for 1,321,514 Preferred Shares such that all outstanding principal under the Notes would be treated as retired and all accrued and unpaid interest under the Notes would be treated as paid in full. In addition, as part of the Exchange, the Company will also issue to the Investor new warrants (the “New Warrants”), in substantially the form attached hereto as Exhibit B, to purchase an aggregate of an additional 356,000 shares of Common Stock with an exercise price of $2.50 per share. The exercise price of the existing warrants currently held by the Investor (the “Existing Warrants,” together with the New Warrants, the “Warrants”) to purchase 10,000 shares of the Company’s Common Stock shall be amended to reduce the exercise price of such Existing Warrants to $2.50 per share and to extend the expiration date of such Existing Warrants to December 31, 2020 (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants issued to the Investor, collectively, the “Warrant Shares”).

D. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares issued or issuable pursuant to this Agreement are collectively referred to herein as the “Securities.”

E. The parties expect that the United States Bankruptcy Court for the Western District of Virginia (the “Bankruptcy Court”) will grant an order approving the First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc, dated December 18, 2009 (as it may be further amended, and together with the Exhibits thereto, the “Plan”), for emergence from the Company’s current bankruptcy proceeding under Chapter 11 of the Bankruptcy Code (as hereinafter defined).

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals and mutual promises, representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“8-K Filing” has the meaning set forth in Section 4.5.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical unless such efforts would result in a Material Adverse Effect on the Company, provided all costs and expenses that will be necessary for the Company to incur in order to satisfy its obligations under the Registration Rights Agreement pursuant to a request to register shares of Common Stock pursuant to the Investor’s rights under the Registration Rights Agreement shall not be deemed, in and of itself, to be a Material Adverse Effect on the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means such date as soon as practicable following the Plan Effective Date.

“Company” has the meaning set forth in the Recitals.

“Company Counsel” means Proskauer Rose LLP, counsel to the Company.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to the Investor.

“Common Stock” has the meaning set forth in the Recitals.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Conversion Shares” has the meaning set forth in the Recitals.

“Disclosure Materials” means the SEC Reports, the Agreement and the Company Disclosure Schedule.

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Equity Incentive Plans” mean the Company’s 2003 Stock Plan, the 2006 Equity Incentive Plan, and any other compensation plan approved by the Company’s Board of Directors or Compensation Committee pursuant to which Options or Common Stock may be issued to the Company’s directors, officers, employees or persons who provide services to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Warrants” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” has the meaning set forth in Section 3.1(o).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance or, with respect to any security, any purchase option, call or similar right.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means a material adverse change or any material development involving a prospective adverse change, in or adversely affecting the management, financial position, stockholders’ equity or results of operations of the Company, provided, an order approving the Plan shall not be deemed to be a Material Adverse Effect.

“Material Permits” has the meaning set forth in Section 3.1(n).

“New Warrants” has the meaning set forth in the Recitals.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” means the effective date of the Plan following an order by the Bankruptcy Court approving the Plan.

“Preferred Shares” has the meaning set forth in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any share capital of the Company issued or issuable, with respect to the Conversion Shares, the Preferred Shares, the Warrant Shares or the Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Shares or exercises of the Warrants.

“Registration Rights Agreement” means the Amended and Restated Investor Rights Agreement between the Company and Investor and certain stockholders of the Company in the form attached hereto as Exhibit G.

“Registration Statement” means each registration statement required to be filed pursuant to the Registration Rights Agreement, including (in each case) the Prospectus,

amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Reports” means such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” has the meaning set forth in Section 3.2(i).

“Subsidiary” means any direct or indirect subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-07(w) of Regulation S-X promulgated by the SEC.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(i).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, the Certificate of Designations, the Transfer Agent Instructions, and all schedules and exhibits attached hereto.

“Transfer Agent” means The American Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE, SALE AND EXCHANGE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, (i) 1,321,514 Preferred Shares at a price per share of $4.69159, and (ii) New Warrants to purchase an additional 356,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock. The Securities shall be issued by the Company to Investor in consideration for the Exchange of all outstanding Notes held by Investor. Investor agrees that upon consummation of such Exchange that all outstanding principal and all accrued and unpaid interest due under the Notes shall be treated as paid in full. In addition, as part of the Exchange, the Company and Investor shall amend the terms of the Existing Warrants to reduce the exercise price of such Existing Warrants to $2.50 per share of Common Stock and to extend the expiration date of such Existing Warrants to December 31, 2020. The date and time of the Closing shall be as soon as practicable following the Plan Effective Date. The Closing shall take place at the offices of the Company’s Counsel at 1001 Pennsylvania Ave. NW, Suite 400 South, Washington, DC, 20004-2533.

2.2 Closing Deliveries.

(a) At or immediately prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i) a copy of the Company’s Transfer Agent Instructions in substantially the form attached hereto as Exhibit E;

(ii) a certificate representing the Preferred Shares duly executed by the Company’s authorized executive officers;

(iii) a warrant agreement for the New Warrants, issued in the name of the Investor, pursuant to which the Investor shall have the right to acquire 356,000 Warrant Shares, registered in the name of the Investor, in substantially the form attached hereto as Exhibit B;

(iv) an amended and restated warrant agreement for the Existing Warrants with a reduction of the exercise price of such Existing Warrants to $2.50 per share of Common Stock;

(v) a Registration Rights Agreement in the form attached hereto as Exhibit G for execution by all requisite parties to such agreement pursuant to which the Company covenants to Investor to register the resale of the Registrable Securities pursuant to the terms and conditions of the Registration Rights Agreement;

(vi) a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vii) a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1(a) and (b); and

(viii) a legal opinion of Company Counsel, substantially in the form of Exhibit F signed by Company Counsel and delivered to the Investor.

(b) At or immediately prior to the Closing, the Company and Investor shall deliver, cause to be delivered or otherwise shall effect, as may be applicable, the following:

(i) The Investor shall deliver to the Company all original Notes and all original Existing Warrants marked “cancelled”;

(ii) The Company and the Investor shall execute and enter into all Transaction Documents; and

(iii) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing the Certificate of Designations in the form attached hereto as Exhibit A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered herewith and dated as of the date hereof, or as disclosed in a document filed by the Company with the SEC and publicly available prior to the date hereof, the Company represents and warrants to the Investor:

(a) Subsidiaries. Except as set forth on the Company Disclosure Schedule, the Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights; and the Company owns or controls, directly or indirectly, only the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities as set forth on the Company Disclosure Schedule (each, a “Subsidiary”).

(b) Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on the Company Disclosure Schedule, neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, Certificate of Designations or other organizational or charter documents. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, preferential transfer, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and the reservation for issuance of the Conversion Shares and Warrant Shares) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary are bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e) The Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, Liens and charges with respect to the issue thereof and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor), and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants and the conversion of the Preferred Shares.

(f) Capitalization. The approximate aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date hereof is set forth on the Company Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except for Options or Common Stock issued pursuant to the Company’s Equity Incentive Plans or as set forth on the Company Disclosure Schedule, the Company did not have outstanding at December 31, 2009 any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any Preferred Shares or shares of Common Stock, or securities or rights convertible, exercisable or exchangeable into shares of Common Stock (other than the Preferred Shares and Warrants). Except as set forth on the Company Disclosure Schedule, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue Preferred Shares or shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or as set forth on the Company Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the

Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock. To the Company’s knowledge and based on (i) the publicly disclosed beneficial ownership of the Investor’s outstanding shares of the Company’s Common Stock as of December 29, 2009, which the Company believes to be equal to 2,228,198 shares, (ii) the 1,321,514 shares of Common Stock that will be issuable upon conversion of the Preferred Shares immediately following the Exchange, (iii) the 366,000 shares of Common Stock issuable upon exercise of the Warrants, on the one hand, and based upon (i) the total outstanding shares of the Company’s Common Stock as of December 29, 2009, which amount was equal to 11,351,967, (ii) the total number of shares of the Company’s Common Stock issuable upon exercise of the Company’s outstanding options as of December 29, 2009, which amount was equal to 4,603,006 shares as of December 31, 2009, (iii) the 1,321,514 shares of Common Stock that will be issuable upon conversion of the Preferred Shares immediately following the Exchange, (iv) the 356,000 shares of Common Stock issuable upon exercise of the New Warrants, and (v) and approximately 1,247,330 shares of Common Stock to be issued to Hansen Medical, Inc in connection with the Plan, on the other hand, the Company believes that the Investor will beneficially own approximately 20.74% of the Company’s Common Stock, on a fully diluted, “as converted” basis immediately following the closing of the Exchange (assuming the accuracy of the foregoing assumptions).

(g) Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the last Form 10-Q filed with the SEC, except as disclosed in the SEC Reports or as set forth on the Company Disclosure Schedule, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s Equity Incentive Plan, as amended.

(h) Absence of Litigation. Except as disclosed in the SEC Reports or as set forth on the Company Disclosure Schedule, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

(j) Private Placement; Investment Company; U.S. Real Property Holding Corporation. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.

(k) Registration Rights. Except (i) as set forth in the Registration Rights, and (ii) as otherwise set forth on the Company Disclosure Schedule, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived.

(l) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(m) Acknowledgment Regarding Investor’s Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representatives.

(n) Regulatory Permits. The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted and described in the SEC Reports (“Material Permits”), except where the failure to possess such permits is described in the SEC Reports or does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Indebtedness. Except as disclosed in the SEC Reports or as set forth on the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation in any material respect of any term of or is in default in any material respect under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (C) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, and (E) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Public Sale or Distribution. The Investor is (i) acquiring the Preferred Shares and the New Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time the Investor was offered the Securities, it was, at the date hereof it is, on the date which it exercises any Warrants and on the date which it converts any Preferred Shares it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit C-2 (attached hereto) on or prior to the date of this Agreement, the Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA, Inc. or an entity engaged in the business of being a broker dealer.

(d) General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(e) Experience of the Investor. The Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information about the Company) and each Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Investor acknowledges receipt of copies of the SEC Reports.

(g) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

(i) Prohibited Transactions; Confidentiality. Neither the Investor, directly or indirectly, nor Person acting on behalf of or pursuant to any understanding with the Investor, has engaged in any purchases or sales (including, without limitation, any Short Sales involving any of the Company’s securities) in the securities, including derivatives, of the Company (a “Transaction”) since the time that the Investor was first contacted by the Company or any other Person regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(j) Restricted Securities; Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and, thus, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor further understands that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(k) Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).

(l) No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by the Investor to an Affiliate of the Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) The Investor agrees to the imprinting, until no longer required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Certificates evidencing the Preferred Shares and the Warrant Shares shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Preferred Shares and the Warrant Shares is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, (iii) if the Securities are eligible for sale without any volume limitation under Rule 144, or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date and provided the registration statement referred to in clause (i) above is then in effect, or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by the Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (i) a legended certificate representing such Securities (and, in the case of a requested transfer, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer), and (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

(c) The Company will not object to and shall permit (except as prohibited by law) the Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement, and if required under the terms of such arrangement, the Company will not object to and shall permit (except as prohibited by law) the Investor to transfer pledged or secured Securities to the pledgees or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith (but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge), and no notice shall be required of such pledge. The Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Investor and any pledgee or secured party. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to the Registration Rights Agreement shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2 Furnishing of Information. Until the date that the Investor owning Preferred Shares or Warrant Shares may sell all of them without any volume limitation under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3 Integration. The Company and its Subsidiaries shall not, and shall use their commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized capital stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Securities under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Securities under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5 Securities Laws Disclosure; Publicity. The Company shall issue a press release disclosing all material terms of the transactions contemplated hereby and shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investor promptly after filing. Except as herein provided, neither the Company nor any Subsidiary shall publicly disclose the name of the Investor, or include the name of the

Investor in any press release without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed), unless otherwise required by law, regulatory authority or Trading Market. Neither the Company nor any Subsidiary shall, nor shall any of their respective officers, directors, employees and agents, provide the Investor with any material nonpublic information regarding the Company or any Subsidiary from and after the issuance of the above referenced press release without the express written consent of the Investor.

4.6 Listing Approval. The Company covenants to use Best Efforts to obtain qualification and approval by the NASDAQ Stock Market LLC of all of the shares of Common Stock issuable upon conversion of the Preferred Shares and issuable upon exercise of the Warrants for listing on the NASDAQ Capital Market, and any other Trading Market upon which the Company’s Common Stock is listed and is publicly traded.

4.7 Extension of Property Lease. The Company shall enter into an extension of the existing Amended Lease, dated July 20, 2006, by and between Carilion Medical Center and the Company (the “Property Lease”) on customary and reasonable terms that are mutually acceptable to the Company and the Investor. The extension of the term of the Property Lease shall be through December 31, 2015 with all terms consistent with existing terms and conditions, except that the Company agrees to waive Section 2A “Tenant’s Right to Terminate the Lease.” The Company and Investor shall execute such extension of the Property Lease no later than March 31, 2010.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except such representations and warranties that are made of a specific date shall be true and correct at Closing as of such specific date);

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, in all cases subject to the Company’s rights and obligations as a Chapter 11 debtor and debtor-in-possession (each term as defined in the Bankruptcy Code);

(c) No Material Adverse Effect. As of the Closing Date, there will have been (i) since the Company’s unaudited financial statements for the quarter ended September 30, 2009, no Material Adverse Effect and (ii) no litigation commenced which, if successful, would have a Material Adverse Effect on the Company or its business or which would challenge the transactions contemplated hereby;

(d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or any material agreement of the Company for the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing;

(e) Closing Documents. All closing documents and certificates required to be delivered by the Company shall have been delivered to the Investor on or before the Closing Date;

(f) Confirmation of Plan. The confirmation of the Plan by the Bankruptcy Court and occurrence of the Plan Effective Date shall have occurred; and

(g) Hansen Settlement Documents. The Hansen Settlement Documents (as defined in the Plan) shall have become effective.

(h) Opinion of Company’s Legal Counsel. The Investor shall have obtained, to its reasonable satisfaction, an opinion from Company’s outside legal counsel that the Preferred Shares and Warrants (A) have been duly and validly authorized for issuance by all necessary corporate action by the Company and (B) when issued and sold by the Company against consideration therefore pursuant to the terms of this Agreement, the Preferred Shares and Warrants will be validly issued, fully paid and non-assessable.

(i) NASDAQ Listing. The issuance of the Preferred Shares and Warrants shall comply with the listing requirements of the NASDAQ capital market.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except such representations and warranties that are made of a specific date shall be true and correct at Closing as of such specific date);

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c) Opinion of Company’s Legal Counsel. The Company shall have obtained, to its reasonable satisfaction, an opinion from Company’s outside legal counsel that the Preferred Shares and Warrants (A) have been duly and validly authorized for issuance by all necessary corporate action by the Company and (B) when issued and sold by the Company against consideration therefore pursuant to the terms of this Agreement, the Preferred Shares and Warrants will be validly issued, fully paid and non-assessable;

(d) Closing Documents. All closing documents and certificates required to be delivered by the Investor shall have been delivered to the Company on or before the Closing Date;

(e) Confirmation of Plan. The confirmation of the Plan by the Bankruptcy Court and occurrence of the Plan Effective Date shall have occurred; and

(f) Hansen Settlement Documents. The Hansen Settlement Documents (as defined in the Plan) shall have become effective.

(g) NASDAQ Listing. The issuance of the Preferred Shares and Warrants shall comply with the listing requirements of the NASDAQ capital market.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other party, if the Plan Effective Date has not occurred by December 31, 2010.

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company shall pay all reasonable and customary closing costs and attorneys’ fees of the Investor for preparation of documents and appropriate due diligence review, with all such expenses to be paid at Closing, up to an aggregate maximum of $15,000. Each party shall pay all other fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Securities.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, in each case, addressed as follows:

if to Investor:

CMC

213 S. Jefferson Street, Suite 720

Roanoke, VA 24011

Attn: Briggs W. Andrews, Esq.

Senior Vice President and General Counsel

F: 540.224.5792

with a copy to:

Woods Rogers PLC

10 South Jefferson Street

Suite 1400

Roanoke, VA 24011

T: 540.983.7600

F: 540.983.7711

Attn: Nicholas C. Conte

if to the Company:

Luna Innovations Incorporated

One Riverside Circle

Suite 400

Roanoke, VA 24016

T: 540.769.8400

F: 540.581.0951

Attn: Scott Graeff

with a copy to:

Proskauer Rose LLP

1001 Pennsylvania Avenue, NW

Suite 400 South

Washington, DC 20004

T: 202.416.6800

F: 202.416.6899

Attn: Trevor J. Chaplick, Esq.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investor under Article VI may be given by Investor holding at least a majority of the Registrable Securities to which such waiver or consent relates.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9 Governing Law; Venue; Waiver of Jury Trial. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City of Roanoke in the Commonwealth of Virginia (or in the event of exclusive federal jurisdiction, the courts of the Western District of Virginia, Roanoke Division). The Company and Investor hereby waive all rights to a trial by jury.

6.10 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LUNA INNOVATIONS INCORPORATED

By:	/s/ Kent A. Murphy
Name:	Kent A. Murphy
Title:	CEO

COMPANY SIGNATURE PAGE

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Agreement and authorizes this signature page to be attached to the Agreement or counterparts thereof.

CARILION CLINIC

By:	/s/ G. Robert Vaughn, Jr.
Name: G. Robert Vaughn, Jr.
Title: Asst. Treasurer

Exhibits:

A	Form of Certificate of Designations
B	Form of Warrant
C	Instruction Sheet for Investor
C-1	Stock Certificate Questionnaire
C-2	Registration Statement Questionnaire
C-3	Investor Certificate
D	[Intentionally Omitted]
E	Company Transfer Agent Instructions
F	Opinion of Company Corporate Counsel
G	Amended and Restated Investor Rights Agreement